Visa Reports Fiscal Fourth Quarter and Full-Year 2024 Results
San Francisco, CA, October 29, 2024 – Visa (NYSE: V)
Fiscal Fourth Quarter Results:
•GAAP net income of $5.3B or $2.65 per share and non-GAAP net income of $5.4B or $2.71 per share
•Net revenue of $9.6B, an increase of 12% on a nominal and constant-dollar basis
Fiscal Full-Year Results:
•GAAP net income of $19.7B or $9.73 per share and non-GAAP net income of $20.4B or $10.05 per share
•Net revenue of $35.9B, an increase of 10% on a nominal and constant-dollar basis
Other Highlights:
•Fiscal fourth quarter growth in payments volume, cross-border volume and processed transactions remained relatively stable
•Share repurchases and dividends of $6.8B and $20.9B for fiscal fourth quarter and full-year, respectively
•The board of directors increased Visa's quarterly cash dividend 13% to $0.590 per share

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q4 2024		Full-Year 2024		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change	USD	% Change
Net Revenue	$9.6	12%	$35.9	10%
"Visa had a robust fourth quarter to finish a very strong fiscal year. I am proud of what our team accomplished, delivering on our financial expectations and enabling our clients with innovative solutions. In the fourth quarter, net revenue and GAAP EPS grew by 12% and 17%, respectively, driven by relatively stable growth in payments volume, cross-border volume and processed transactions plus strong momentum across new flows and value added services. We see tremendous opportunity ahead to grow our business, deliver for our clients and collectively shape the future of commerce."

GAAP Net Income	$5.3	14%	$19.7	14%
GAAP Earnings Per Share	$2.65	17%	$9.73	17%
Non-GAAP Net Income(1)	$5.4	13%	$20.4	12%
Non-GAAP Earnings Per Share(1)	$2.71	16%	$10.05	15%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q4 2024		Full-Year 2024
Payments Volume	8%		8%
Cross-Border Volume Excluding Intra-Europe(2)	13%		15%
Cross-Border Volume Total	13%		15%
Processed Transactions	10%		10%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Fourth Quarter 2024 — Financial Highlights

GAAP net income in the fiscal fourth quarter was $5.3 billion or $2.65 per share, an increase of 14% and 17%, respectively, over prior year’s results. Current year's results included $46 million of net losses from equity investments and $76 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included a special item of $109 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case, $7 million of net gains from equity investments and $67 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $5.4 billion or $2.71 per share, increases of 13% and 16%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 18% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 17% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal fourth quarter was $9.6 billion, an increase of 12%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 12% on a constant-dollar basis.

Payments volume for the three months ended June 30, 2024, on which fiscal fourth quarter service revenue is recognized, increased 7% over the prior year on a constant-dollar basis.

Payments volume for the three months ended September 30, 2024 increased 8% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, increased 13% on a constant-dollar basis for the three months ended September 30, 2024. Total cross-border volume on a constant-dollar basis increased 13% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended September 30, 2024, were 61.5 billion, a 10% increase over the prior year.

Fiscal fourth quarter service revenue was $4.2 billion, an increase of 8% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 8% over the prior year to $4.6 billion. International transaction revenue grew 9% over the prior year to $3.5 billion. Other revenue of $969 million rose 30% over the prior year. Client incentives were $3.6 billion, up 6% over the prior year.

GAAP operating expenses were $3.3 billion for the fiscal fourth quarter, a 7% increase over the prior year's results, primarily driven by increases in marketing and personnel expenses, partially offset by a decrease in the litigation provision. GAAP operating expenses included the amortization of acquired intangible assets and acquisition-related costs in the current and prior year and the special item related to the litigation provision associated with the MDL case in the prior year. Excluding these items, non-GAAP operating expenses increased 11% over the prior year, primarily driven by increases in marketing and personnel expenses.

GAAP non-operating income was $23 million for the fiscal fourth quarter, including $46 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $69 million.

GAAP and non-GAAP effective income tax rate was 16.5% for the quarter ended September 30, 2024. GAAP and non-GAAP tax rates had a tax benefit due to an update in our tax position across jurisdictions.

Cash, cash equivalents and investment securities were $17.7 billion at September 30, 2024.

The weighted-average number of diluted shares of class A common stock outstanding was 2.00 billion for the quarter ended September 30, 2024.

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Fiscal Full-Year 2024 — Financial Highlights

GAAP net income in the fiscal full-year 2024 was $19.7 billion or $9.73 per share, an increase of 14% and 17%, respectively, over prior year’s results. Current year’s results included special items of $434 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case and other legal matters, $118 million related to the release of the indirect tax reserve previously recognized in fiscal 2021, $67 million related to the donation of investment securities to Visa Foundation, and $57 million for lease consolidation costs. Current year's results also included $94 million of net losses from equity investments and $282 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included a special item of $906 million for a litigation provision associated with the MDL case, $104 million of net losses from equity investments, and $266 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the year was $20.4 billion or $10.05 per share, increases of 12% and 15%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 18% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 15% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal full-year 2024 was $35.9 billion, an increase of 10%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 10% on a constant-dollar basis.

Payments volume for the twelve months ended September 30, 2024 increased 8% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, increased 15% on a constant-dollar basis for the twelve months ended September 30, 2024. Total cross-border volume on a constant-dollar basis increased 15% for the fiscal year.

Total processed transactions, which represent transactions processed by Visa, for the twelve months ended September 30, 2024, were 233.8 billion, a 10% increase over the prior year.

Fiscal full-year 2024 service revenue was $16.1 billion, an increase of 9% over the prior year. Data processing revenue rose 11% over the prior year to $17.7 billion. International transaction revenue grew 9% over the prior year to $12.7 billion. Other revenue of $3.2 billion rose 29% over the prior year. Client incentives were $13.8 billion, up 12% over the prior year.

GAAP operating expenses were $12.3 billion for the fiscal full-year 2024, a 6% increase over the prior year's results, primarily driven by increases in personnel, general and administrative, and marketing expenses, partially offset by a decrease in the litigation provision. GAAP operating expenses included the special items as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 11% over the prior year, primarily driven by increases in personnel, general and administrative, and marketing expenses.

GAAP non-operating income was $321 million for the fiscal full-year 2024, including $94 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $415 million.

GAAP effective income tax rate was 17.4% for the fiscal full-year 2024. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 17.6% for the fiscal full-year ended September 30, 2024. GAAP and non-GAAP tax rates had a tax benefit related to the resolution of some non U.S. tax matters and an update in our tax position across jurisdictions.

The weighted-average number of diluted shares of class A common stock outstanding was 2.03 billion for the fiscal full-year ended September 30, 2024.

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Other Notable Items

On September 24, 2024, the U.S. Department of Justice filed a complaint in the U.S. District Court for the Southern District of New York against Visa alleging violations of the Sherman Act. The complaint alleges Visa has monopolized and attempted to monopolize general purpose debit network services and card-not-present debit network services in the United States through agreements with merchants, acquirers, and others and that certain agreements unreasonably restrain competition or trade in those markets. The complaint seeks, among other relief, to enjoin Visa from engaging in the alleged anticompetitive practices. The Company believes the lawsuit is meritless and will defend itself vigorously.

On September 26, 2024, Visa deposited $1.5 billion into its litigation escrow account, which was previously established under the Company’s U.S. retrospective responsibility plan to insulate the Company and class A common stockholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company's class A common stock as it reduces each of the as-converted class B-1 common stock and class B-2 common stock share counts at a volume weighted average price of $274.62.

On September 26, 2024, Visa announced it signed a definitive agreement to acquire Featurespace, a developer of real-time artificial intelligence payments protection technology that prevents and mitigates payments fraud and financial crime risks. The transaction is subject to customary closing conditions, including applicable regulatory approvals, and is expected to close in fiscal 2025.

During the three months ended September 30, 2024, Visa repurchased approximately 22 million shares of class A common stock at an average cost of $270.85 per share for $5.8 billion. In the twelve months ended September 30, 2024, Visa repurchased a total of approximately 62 million shares of class A common stock at an average cost of $266.97 per share for $16.7 billion. The Company had $13.1 billion of remaining authorized funds for share repurchases as of September 30, 2024.

On October 29, 2024, the board of directors declared an increase to Visa's quarterly cash dividend to $0.590 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on December 2, 2024, to all holders of record as of November 12, 2024.

Financial Outlook

The earnings presentation contains the financial outlook for fiscal first quarter and full-year 2025. The presentation and other related materials are available on the Visa Investor Relations website at investor.visa.com.

Fiscal Fourth Quarter and Full-Year 2024 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

Visa Investor Day 2025

Visa will host an Investor Day in San Francisco on Thursday, February 20, 2025 beginning at 8:00 a.m. Pacific Time. Visa’s management team will provide a comprehensive update of our strategies and key initiatives. A live webcast and replay of the presentation will be available at investor.visa.com.

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Forward-Looking Statements

Our earnings release and related materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, and financial outlook. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased scrutiny and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payments systems;
•impact of laws and regulations regarding the handling of personal data;
•outcome of tax, litigation and governmental investigation matters, or changes in tax laws;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•continued efforts to lower acceptance costs and challenge industry practices;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•impact of global economic, political, market, health and social events or conditions, including conflicts and wars;
•our aspirations to address corporate responsibility and sustainability matters and considerations;
•exposure to loss or illiquidity due to settlement guarantees;
•proliferation and continuous evolution of new technologies and business models in the payments industry;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments;
•the conversions of our class B-1, B-2 and C common stock or series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could adversely impact the market price of, our existing class A common stock; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2023, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

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Fiscal Fourth Quarter and Full-Year 2024 — Financial Summary

INCOME STATEMENT SUMMARY
	Three Months Ended September 30, 2024		Twelve Months Ended September 30, 2024

	USD	YoY Change	USD	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$4,199	8%	$16,114	9%
Data processing revenue	4,610	8%	17,714	11%
International transaction revenue	3,468	9%	12,665	9%
Other revenue	969	30%	3,197	29%
Client incentives	(3,629)	6%	(13,764)	12%
Net revenue	$9,617	12%	$35,926	10%

Total operating expenses	$3,268	7%	$12,331	6%
Non-operating income (expense)	23	(73%)	321	769%
Effective income tax rate	16.5%	0 ppt	17.4%	0 ppt
Net income	$5,318	14%	$19,743	14%

Earnings per share	$2.65	17%	$9.73	17%

Non-GAAP(1)
Total operating expenses	$3,192	11%	$11,609	11%
Non-operating income (expense)	69	(12%)	415	194%
Effective income tax rate	16.5%	(1ppt)	17.6%	(1ppt)
Net income	$5,425	13%	$20,389	12%

Earnings per share	$2.71	16%	$10.05	15%

(1) Refer to Non-GAAP Financial Measures for further details.

KEY BUSINESS DRIVERS

	Three Months Ended September 30, 2024		Twelve Months Ended September 30, 2024

YoY increase / (decrease)	Constant	Nominal	Constant	Nominal
Payments volume	8%	6%	8%	7%
Cross-border volume excluding intra-Europe(2)	13%	12%	15%	14%
Cross-border volume total	13%	13%	15%	15%
Processed transactions	10%	10%	10%	10%

(2) Cross-border volume excluding transactions within Europe.

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Visa Consolidated Balance Sheets (unaudited)

	September 30
	2024	2023
	(in millions, except per share data)
Assets
Cash and cash equivalents	$11,975	$16,286
Restricted cash equivalents—U.S. litigation escrow	3,089	1,764
Investment securities	3,200	3,842
Settlement receivable	4,454	2,183
Accounts receivable	2,561	2,291
Customer collateral	3,524	3,005
Current portion of client incentives	1,918	1,577
Prepaid expenses and other current assets	3,312	2,584
Total current assets	34,033	33,532
Investment securities	2,545	1,921
Client incentives	4,628	3,789
Property, equipment and technology, net	3,824	3,425
Goodwill	18,941	17,997
Intangible assets, net	26,889	26,104
Other assets	3,651	3,731
Total assets	$94,511	$90,499
Liabilities
Accounts payable	$479	$375
Settlement payable	5,265	3,269
Customer collateral	3,524	3,005
Accrued compensation and benefits	1,538	1,506
Client incentives	9,075	8,177
Accrued liabilities	4,909	5,015
Accrued litigation	1,727	1,751
Total current liabilities	26,517	23,098
Long-term debt	20,836	20,463
Deferred tax liabilities	5,301	5,114
Other liabilities	2,720	3,091
Total liabilities	55,374	51,766
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding as of September 30, 2024 and 2023	1,031	1,698
Common stock, $0.0001 par value:
Class A common stock, 1,733 and 1,594 shares issued and outstanding as of September 30, 2024 and 2023, respectively	—	—
Class B-1 and B-2 total common stock, 125 and 245 shares issued and outstanding as of September 30, 2024 and 2023, respectively	—	—
Class C common stock, 10 shares issued and outstanding as of September 30, 2024 and 2023	—	—
Right to recover for covered losses	(104)	(140)
Additional paid-in capital	21,229	20,452
Accumulated income	17,289	18,040
Accumulated other comprehensive income (loss):
Investment securities	30	(64)
Defined benefit pension and other postretirement plans	(16)	(155)
Derivative instruments	(213)	(177)
Foreign currency translation adjustments	(109)	(921)
Total accumulated other comprehensive income (loss)	(308)	(1,317)

Total equity	39,137	38,733

Total liabilities and equity	$94,511	$90,499

7

Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
	(in millions, except per share data)
Net revenue	$9,617	$8,609	$35,926	$32,653

Operating Expenses
Personnel	1,609	1,498	6,264	5,831
Marketing	551	403	1,560	1,341
Network and processing	208	197	778	736
Professional fees	192	173	635	545
Depreciation and amortization	274	247	1,034	943
General and administrative	424	412	1,598	1,330
Litigation provision	10	129	462	927
Total operating expenses	3,268	3,059	12,331	11,653

Operating income	6,349	5,550	23,595	21,000

Non-operating Income (Expense)
Interest expense	(176)	(183)	(641)	(644)
Investment income (expense) and other	199	269	962	681
Total non-operating income (expense)	23	86	321	37

Income before income taxes	6,372	5,636	23,916	21,037
Income tax provision	1,054	955	4,173	3,764
Net income	$5,318	$4,681	$19,743	$17,273

Basic Earnings Per Share
Class A common stock	$2.66	$2.27	$9.74	$8.29
Class B-1 common stock	$4.22	$3.61	$15.46	$13.26
Class B-2 common stock(1)	$4.21	$—	$15.45	$—
Class C common stock	$10.63	$9.08	$38.97	$33.17

Basic Weighted-average Shares Outstanding
Class A common stock	1,710	1,603	1,621	1,618
Class B-1 common stock	5	245	148	245
Class B-2 common stock(1)	120	—	49	—
Class C common stock	17	10	16	10

Diluted Earnings Per Share
Class A common stock	$2.65	$2.27	$9.73	$8.28
Class B-1 common stock	$4.21	$3.60	$15.45	$13.24
Class B-2 common stock(1)	$4.21	$—	$15.43	$—
Class C common stock	$10.62	$9.07	$38.92	$33.13

Diluted Weighted-average Shares Outstanding
Class A common stock	2,003	2,065	2,029	2,085
Class B-1 common stock	5	245	148	245
Class B-2 common stock(1)	120	—	49	—
Class C common stock	17	10	16	10

(1) No shares of class B-2 common stock were outstanding prior to the class B-1 common stock exchange offer in May 2024.

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Visa Consolidated Statements of Cash Flows (unaudited)

	Twelve Months Ended September 30,
	2024	2023
	(in millions)
Operating Activities
Net income	$19,743	$17,273
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	13,764	12,297
Share-based compensation	850	765
Depreciation and amortization	1,034	943
Deferred income taxes	(100)	(483)
VE territory covered losses incurred	(139)	(136)
(Gains) losses on equity investments, net	94	104
Other	136	14
Change in operating assets and liabilities:
Settlement receivable	(2,175)	(160)
Accounts receivable	(237)	(250)
Client incentives	(14,067)	(11,014)
Other assets	(199)	(24)
Accounts payable	109	34
Settlement payable	1,841	(194)
Accrued and other liabilities	(676)	1,291
Accrued litigation	(28)	295
Net cash provided by (used in) operating activities	19,950	20,755

Investing Activities
Purchases of property, equipment and technology	(1,257)	(1,059)
Purchases of investment securities	(4,443)	(4,363)
Proceeds from maturities and sales of investment securities	5,013	3,160
Acquisitions, net of cash and restricted cash acquired	(915)	—
Purchases of other investments	(231)	(121)
Settlement of derivative instruments	—	402
Other investing activities	(93)	(25)
Net cash provided by (used in) investing activities	(1,926)	(2,006)

Financing Activities
Repurchases of class A common stock	(16,713)	(12,101)
Repayments of debt	—	(2,250)
Dividends paid	(4,217)	(3,751)
Proceeds from stock issued under equity plans	335	260
Taxes paid related to stock issued under equity plans	(208)	(130)
Other financing activities	170	200
Net cash provided by (used in) financing activities	(20,633)	(17,772)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	382	636
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,227)	1,613

Cash, cash equivalents, restricted cash and restricted cash equivalents as of beginning of period	21,990	20,377
Cash, cash equivalents, restricted cash and restricted cash equivalents as of end of period	$19,763	$21,990

Supplemental Disclosure
Cash paid for income taxes, net	$5,775	$3,433
Interest payments on debt	$583	$617
Accruals related to purchases of property, equipment and technology	$52	$96

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Visa Quarterly Results of Operations (unaudited)

	Fiscal 2024 Quarter Ended				Fiscal 2023 Quarter Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(in millions)
Net revenue	$9,617	$8,900	$8,775	$8,634	$8,609

Operating Expenses
Personnel	1,609	1,573	1,603	1,479	1,498
Marketing	551	378	338	293	403
Network and processing	208	200	189	181	197
Professional fees	192	152	160	131	173
Depreciation and amortization	274	264	249	247	247
General and administrative	424	382	452	340	412
Litigation provision	10	13	430	9	129
Total operating expenses	3,268	2,962	3,421	2,680	3,059

Operating income	6,349	5,938	5,354	5,954	5,550

Non-operating Income (Expense)
Interest expense	(176)	(196)	(82)	(187)	(183)
Investment income (expense) and other	199	247	241	275	269
Total non-operating income (expense)	23	51	159	88	86

Income before income taxes	6,372	5,989	5,513	6,042	5,636
Income tax provision	1,054	1,117	850	1,152	955
Net income	$5,318	$4,872	$4,663	$4,890	$4,681

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Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology, customer relationships and trade names acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. During the twelve months ended September 30, 2024 and three and twelve months ended September 30, 2023, we have excluded these amounts to facilitate a comparison to our past operating performance.

•Lease consolidation costs. During the twelve months ended September 30, 2024, we recorded a charge within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded these amounts as they do not reflect the underlying performance of our business.

•Indirect taxes. During the twelve months ended September 30, 2024, as a result of the resolution of an audit, we recognized a benefit within general and administrative expense related to the release of the reserve previously recognized in fiscal 2021. This one-time benefit is not representative of our ongoing operations.

•Charitable contribution. During the twelve months ended September 30, 2024, we donated investment securities to the Visa Foundation and recognized a non-cash general and administrative expense. We have excluded this amount as it does not reflect the underlying performance of our business.

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Visa Non-GAAP Financial Measures (unaudited) - continued

The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended September 30, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$3,268	$23	$1,054	16.5%	$5,318	$2.65
(Gains) losses on equity investments, net	—	46	1		45	0.02
Amortization of acquired intangible assets	(47)	—	11		36	0.02
Acquisition-related costs	(29)	—	3		26	0.01
Non-GAAP	$3,192	$69	$1,069	16.5%	$5,425	$2.71

	Twelve Months Ended September 30, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$12,331	$321	$4,173	17.4%	$19,743	$9.73
(Gains) losses on equity investments, net	—	94	12		82	0.04
Amortization of acquired intangible assets	(178)	—	43		135	0.07
Acquisition-related costs	(104)	—	8		96	0.05
Litigation provision	(434)	—	97		337	0.17
Lease consolidation costs	(57)	—	13		44	0.02
Indirect taxes	118	—	(29)		(89)	(0.04)
Charitable contribution	(67)	—	26		41	0.02
Non-GAAP	$11,609	$415	$4,343	17.6%	$20,389	$10.05

	Three Months Ended September 30, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$3,059	$86	$955	16.9%	$4,681	$2.27
(Gains) losses on equity investments, net	—	(7)	(2)		(5)	—
Amortization of acquired intangible assets	(46)	—	10		36	0.02
Acquisition-related costs	(21)	—	2		19	0.01
Litigation provision	(109)	—	24		85	0.04
Non-GAAP	$2,883	$79	$989	17.0%	$4,816	$2.33

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Visa Non-GAAP Financial Measures (unaudited) - continued

	Twelve Months Ended September 30, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$11,653	$37	$3,764	17.9%	$17,273	$8.28
(Gains) losses on equity investments, net	—	104	23		81	0.04
Amortization of acquired intangible assets	(176)	—	38		138	0.07
Acquisition-related costs	(90)	—	7		83	0.04
Litigation provision	(906)	—	201		705	0.34
Non-GAAP	$10,481	$141	$4,033	18.1%	$18,280	$8.77

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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